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                                   EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
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                                                                      EXHIBIT 11

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE

(In thousands, except per share data)

                                                           For the year ended September 30,
                                                          ---------------------------------
                                                              1996      1995       1994
                                                          ---------------------------------
PRIMARY
-------

Weighted average number of shares outstanding
    during the period                                         4,434       4,454      4,610

Assume exercise of warrants and options at
    beginning of the period or issue date                       526         459        274

Shares assumed to be repurchased under
    treasury stock method                                      (356)       (332)      (155)
                                                             ------      ------    -------

    TOTAL                                                     4,604       4,581      4,729
                                                             ======      ======    =======

Net Income                                                   $6,100      $5,195    $ 4,625
                                                             ======      ======    =======

    PRIMARY NET INCOME PER SHARE                             $ 1.32      $ 1.13    $   .98
                                                             ======      ======    =======

FULLY DILUTED
-------------

Weighted average number of shares outstanding
    during the period                                         4,434       4,454      4,610

Assume exercise of warrants and options at
    beginning of the period or issue date                       526         459        274

Shares assumed to be repurchased under
    treasury stock method                                      (348)       (283)      (155)
                                                             ------      ------    -------

    TOTAL                                                     4,612       4,630      4,729
                                                             ======      ======    =======

Net Income                                                   $6,100      $5,195    $ 4,625
                                                             ======      ======    =======

    FULLY DILUTED NET INCOME PER SHARE                       $ 1.32      $ 1.12    $   .98
                                                             ======      ======    =======